   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

AULTRA GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 North 5th Street
JACKSONVILLE OR 97530
(Address of principal executive offices)

(Registrant's telephone number, including area code) (971) 235-8112

New World Entertainment Corp.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128
(Former name or former address, if changed since last report)

Copies to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement:

On January 22, 2007 (the “Closing Date”), Aultra Gold, Inc. (the "Company") (fka New World Entertainment Corp.) entered into a definitive Share Exchange Agreement (the "Agreement") with Strategic Minerals Inc., a Nevada corporation, Aultra Gold Inc. (fka Dutch Mining (Canada) Ltd.) (“AGI”), a company formed under the laws of the Province of British Columbia, and certain other shareholders of AGI. Pursuant to the Agreement, which is subject to certain regulatory approval, the Company agreed to acquire 100% of the outstanding equity of AGI from the stockholders of AGI (the “AGI Shareholders”) in exchange for the issuance by the Company to the AGI Shareholders of one share of common stock, $0.001 par value (the “Common Stock”), of the Company for each issued common share of AGI (the “Acquisition”). Therefore, subject to certain regulatory approval, the Company shall be required to issue 24,496,668 shares of Common Stock to the AGI Shareholders (the “Consideration Shares”) and there will be approximately a total of 106,730,001 shares of Common Stock issued and outstanding subsequent to the Acquisition. AGI was incorporated on January 20, 2006 in Canada under the Business Corporations Act of British Columbia. AGI’s main business is acquiring and exploring gold and mineral properties with proven and probable reserves principally located in Nevada and Montana, USA, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale.

Contemporaneously, the Company entered into a Registration Rights Agreement with the AGI Shareholders pursuant to which the Company agreed to use its best efforts to prepare and file a registration statement with the SEC on Form SB-2 (the “Registration Statement”) registering for offer and sale 17,160,000 of the Consideration Shares (the “Registrable Securities”) within 120 days of the Closing Date, and to use its best efforts to cause the Registration Statement become effective under the Securities Act of 1933, as amended (the “1933 Act”) no later than the earlier of (i) 240 days after the Closing Date and (ii) the sixth (6th) business day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments (subject to a 20 day extension if fully reviewed) (the "Effective Date"). The Registration Statement may also at the Company's discretion and with the consent of the required investors include securities of the Company other than the Registrable Securities.

In addition, on January 23rd, 2007, the Company entered into a Private Placement Agreement with 555 Holdings LLC, a Nevada limited liability company (“555 LLC”), whereby it sold 200,000 units (each a “Unit”, and collectively the “Units”) to 555 LLC at a price of $1.50 per Unit, for gross proceeds of $300,000. Each Unit consists of one share of Common Stock of the Company and one non-transferable Common Stock purchase warrant (a “Warrant”). Each Warrant will entitle 555 LLC to purchase one share of the Common Stock of the Company for a period of one year commencing from the Closing Date at an exercise price of $2.50 per share.

The aforementioned transactions resulted in a change in control of the Company. As a result of the Agreement, (i) AGI became a wholly-owned subsidiary of the Company, (ii) the Company succeeded to the business of AGI, and (iii) the Company underwent a change of its management (as further provided below) and business direction, and will from the Closing Date be solely involved in AGI’s business of acquiring and exploring gold and mineral properties with proven and probable reserves principally located in Nevada and Montana, USA, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale. Furthermore, in connection with the foregoing on January 18, 2007, the Company amended its articles of incorporation to change its name from New World Entertainment Corp. to Aultra Gold Inc (the “Amendment”). The Nevada Secretary of State declared the amendment effective on January 18, 2007. In addition, as a result, the Company's trading symbol has changed from NWWE.OB to AGDI.OB.

Last, Ms. Michelle Dobson resigned from acting as Chief Executive Officer, President, Chief Financial Officer and sole Director of the Company effective January 22, 2007. Effective as of equal date, Mr. Rauno Perttu was appointed as the President, Secretary and Director of the Company to fill the corresponding vacancies created, Messrs. Edward Lawson, Richard Crofts and Jeremy Caddy were also appointed as directors of the Company, and Ms. Baljinder Buhlar was appointed as Chief Financial Officer of the Company to fill the corresponding vacancy created.

The Company claims an exemption from the registration requirements of the Act for the private placement of the aforementioned securities pursuant to Section 4(2) of the Securities Act of 1933, as Amended (the “1933 Act”) and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 1.02 Termination of a Material Definitive Agreement.

The Company has resolved to focus its business on continuing to engage in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits it discovers that demonstrate economic feasibility. In furtherance of this focus, the following transactions have been terminated:

Termination of May 2006 Loan Agreement

On May 3, 2006, the Company entered into a $3,250,000 secured Loan Agreement (the "Loan Agreement") with 555 LLC and Global Developments Inc., a Delaware company (“Global”, collectively referred to as the "Lenders"), pursuant to which Loan Agreement the

Company issued $3,250,000 in aggregate principal amount of promissory notes (collectively the "Notes") to the Lenders. In lieu of the interest on the Notes, the Company agreed to simultaneously with the issuance of the Notes to issue three and one third shares of common stock, $0.001 par value per share (the "Common Stock"), of restricted stock of the Company for every dollar loaned by the Lenders, amounting to 10,833,333 shares of Common Stock (the "Shares"). The Company claimed an exemption from registration requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated thereunder based upon the representations of the Investor that it is an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities.

The proceeds of the Loan Agreement were used in connection with a further loan arrangement with Liverpoole, Inc., a privately-owned corporation organized under the laws of Antigua (“Liverpoole”), whereby the amount of $3,250,000 (the “Loan Amount”) would be repaid to the Company by Liverpoole. On May 7, 2007 with quarterly installments due to the Company from Liverpoole in the amount $500,000 each, and the first quarterly payment due on August 3, 2006, Liverpoole defaulted under all of its repayment obligations to the Company, and further failed to complete its obligations under a certain share exchange agreement as set forth below.

Termination of the Share Exchange Agreement with Liverpoole Inc. and World Mobile Network Corp.

On May 12, 2006 the Company entered into a share exchange agreement with Liverpoole (the “Share Exchange Agreement”) for the acquisition of all of the issued and outstanding shares of Liverpoole in exchange for 25,000,000 shares of the Common Stock of the Company. In connection therewith, in order to secure the right to enter into such agreement with Liverpoole, the Company entered into an agreement with World Mobile Network Corp., a publicly-held corporation (“World Mobile”), pursuant to which World Mobile agreed to assign its exclusive right to acquire Liverpoole to the Company in exchange for 20,000,000 shares of Common Stock of the Company.

Pursuant to its business plan, Liverpoole intended to enter into an agreement to purchase a 75% interest in various assets of a privately owned corporation organized under the laws of Antigua, which sought to acquire an interest in an online gaming business. Such assets included the rights to URL's, customer lists, certain software and licenses, as well as the rights to certain Internet domain names. In order to secure the right to enter into such agreement with Liverpoole, the Company entered into the aforementioned arrangement with World Mobile Network Corp. Subsequently the principal of Liverpoole refused to complete his obligations under the Share Exchange Agreement.

On September 30, 2006 the US Congress passed H.R. 4954 the Safe Port Act, including “The Unlawful Internet Gambling Enforcement Act of 2006”, which was signed by President Bush on October 13, 2006, prohibiting acceptance of any payment instrument for unlawful Internet gambling. In consequence, the Company, 555 LLC, Global, Liverpoole and World Mobile, the parties to the aforementioned agreements, including the Loan Agreement and the Share Exchange Agreement (collectively the “Agreements”), entered into a certain Settlement and Release Agreement dated December 8, 2006 (the “Release Agreement”), a copy of which is annexed to this Current Report as Exhibit 10.4, terminating all rights and obligations as they related to the Company under the Agreements. Specifically, (i) Global and 555 LLC each irrevocably released the Company from its obligation to repay the Loan Amount to Global and 555 LLC, and each further released Liverpoole from all obligations associated with the Loan Amount, including any right to demand repayment of the Loan Amount from Liverpoole; (ii) the Company released Liverpoole from all obligations associated with the Loan Amount, including any right to demand repayment of the Loan Amount or to demand an exchange of the shares from Liverpoole pursuant to the Share Exchange Agreement; (iii) Liverpoole released the Company from all obligations associated with the Share Exchange Agreement, including any right to demand an exchange of the shares pursuant to the Share Exchange Agreement; and (iv) World Mobile released the Company from all obligations associated with the Loan Amount and the Share Exchange Agreement, including any right to demand an exchange of the shares pursuant to the Share Exchange Agreement. Pursuant to the terms of the Release Agreement, the Company terminated its relationship, rights and all obligations previously associated with Liverpoole, World Mobile or the privately owned Antiguan entity and any associated interests in any online gaming businesses and further abandoning the strategy of acquiring and licensing of online gaming technologies.

Item 2.01. Completion of Acquisition or Disposition of Assets

NOTE: The discussion contained in this Item 2.01 relates primarily to Aultra Gold Inc. (Canada). Information relating to the business of Aultra Gold Inc. (fka New World Entertainment Corp.) have been previously reported in its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, Annual Report on Form 10-KSB for the year ended December 31, 2005, and prior periodic filings with the SEC.

DESCRIPTION OF AULTRA GOLD, INC
(FKA NEW WORLD ENTERTAINMENT CORP.) BUSINESS

Organizational History

New World Entertainment Corp. (the “Company”) was incorporated under the laws of the State of Nevada on January 26, 2005 as Katie Gold Corp. and it was primarily engaged in the acquisition and exploration of mining properties until April 2006. The Company’s fiscal year end is December 31. On March 21, 2006, a Certificate of Amendment was filed with the Secretary of State in Nevada to change the name of the Company from Katie Gold Corp. to Morningstar Industrial Holdings Corp. At this time, the Company was still engaged in the acquisition and exploration of mining properties. On April 26, 2006, the Company filed Articles of Merger with the Secretary of State in Nevada to merge with New World Entertainment Corp., a private company incorporated in Nevada. As a result of the merger, the Company changed its name from

Morningstar Industrial Holdings Corp. to New World Entertainment Corp and underwent a change in management. At the time of the merger with New World Entertainment Corp., the Company intended to pursue acquisition and licensing of online gaming technologies; however, pursuant to the terms of the Release Agreement as more fully set forth above in Item 1.02, the Company has since abandoned the strategy of acquiring and licensing of online gaming technologies.

On January 22, 2007, the Company entered into a Share Exchange Agreement pursuant to which it agreed to complete the acquisition of all of the outstanding equity of AGI from the AGI Shareholders. In addition, on January 23, 2007 the Company also completed a private placement for 200,000 Units at a price of $1.50 per Unit for the aggregate gross proceeds of $300,000. Each Unit consists of one share of Common Stock of the Company and one Warrant and will entitle the purchaser to purchase one share of the Common Stock of the Company at an exercise price of $2.50 per share for a period of one year commencing from the Closing Date.

DESCRIPTION OF AGI’S BUSINESS

Organizational History

AGI was incorporated on January 20, 2006 as Dutch Mining (Canada) Ltd. under the laws of Canada, pursuant to the Business Corporations Act of British Columbia. It completed a formal name change to Aultra Gold Inc. on December 8th, 2006.

General Overview of Business

AGI is engaged in the business of acquiring and exploring gold and mineral properties with proven and probable reserves principally located in Nevada and Montana, USA, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale. On May 31, 2006, AGI acquired the Basin Gulch property in Granite County, Montana, from Strategic Minerals, Inc. a Nevada corporation (“Strategic”) whereby Strategic granted AGI the exclusive right to explore, evaluate, develop, and mine the Basin Gulch Property. In consideration of the acquisition of the Basin Gulch Property, AGI issued to Strategic 20,000,000 of its common shares.

Mining Lease Agreement

On May 31, 2006, AGI entered into a Mining Lease Agreement with Strategic, whereby Strategic granted AGI the exclusive right to explore, evaluate, develop, and mine the Basin Gulch Property, Montana, in consideration of AGI issuing to Strategic 20,000,000 common shares of its capital stock. The advanced exploration and test mining project consists of eleven patented mineral claims, surrounded by the Deer Lodge National Forest, totaling about 217.9 acres. The claims are all located at the head of Basin Gulch, on the northern slopes of the West Fork Buttes, within the Sapphire Range of the Western Montana Rocky Mountains with proven and probable reserves of 426,135 ounces.

The three-stage Mining Lease Agreement is structured as follows:

Stage 1 initial payment:

The Company paid its initial cash payment of $10,000 and prior to July 30, 2006 satisfied its reporting obligations to Strategic regarding all the exploration and studies conducted on the premises of Basin Gulch Property.

Stage 2 advance production royalties:

To further evaluate and develop the minerals, the AGI fulfilled the following obligations:

i) by June 10, 2006, it paid a cash payment of $15,000;

ii) by September 10, 2006 made a cash payment of $25,000;

iii) a cash payment of $50,000 will become due and payable on March 10, 2007 and September 10, 2007 and thereafter on those anniversary dates of each year until production has commenced.

Stage 3 production royalties:

Upon commencement of production, AGI must pay the greater of:

i) a twice annual cash payment of $50,000 due on March 10 and September 10 of each year; or

ii) 3% of the gross sales receipts of the gold and silver sold, due semi-annually on March 10 and September 10 of each year;

Should production be suspended for a period of 6 months or longer, the twice annual advance production royalty of $50,000 listed above resume. Upon the completion of payments totaling $8,000,000, AGI will have purchased the mineral rights to this property. In the current period, all payments totaling $50,000 have be made, which satisfy the minimum obligations of AGI under the Mining Lease Agreement.

Description of AGI’s Properties

Description of Basin Gulch Property, Montana

The Basin Gulch area has historically been mined by traditional placer methods, including hydraulic mining since the early part of the last century. The remains of this mining activity still exist on the site in the form of collapsed short adits, excavations, mine ponds, remains of log cabins and out buildings, and log and dirt dams and hydraulic diversion structures. Cable Mountain Mine Inc. (CMM), who discovered the Basin Gulch deposit, explored the lode source of the placer gold from the late 1980s until 1997. To date, 323 reverse circulation and core holes have been drilled on the property for a total of 89,800 feet, with holes ranging from 80 feet to 1,050 feet in depth. In addition, 40 test trenches with a total length of 17,000 feet have taken place. In addition to the drilling, there have been two geophysical surveys, soil geochemistry surveys, topographic surveys, and geologic mapping projects carried out on the property. A large portion of these studies, in whole, or in part, was reviewed in preparation of this report.

The Basin Gulch Project is an advanced stage exploration project with a substantial investment already made in previous exploration work on the property. However, no mining has yet taken place on the site, beyond the older placer and very limited lode operations. In addition, due diligence studies have been carried out on the Basin Gulch Mine property over the last 20 years or so by a number of investigators, and a number of publicly-available reports have been produced by the Montana Bureau of Mines and Geology (MBMG) and the USGS on the general geology of the area.

A NI 43-101, Independent Third-Party Evaluation, prepared by David Brown and Associates (“DBA”) has been provided for the Basin Gulch project, which is an advanced exploration and test mining gold porphyry project. It consists of eleven patented mining claims, surrounded by the Deer Lodge National Forest, totaling about 217.9 acres. A number of consultants, exploration companies, and Federal and State of Montana Agencies, other than DBA, prepared the geological and mineralogical models of Basin Gulch. The claims are all located at the head of Basin Gulch, on the northern slopes the West Fork Buttes, within the Sapphire Range of the Western Montana Rocky Mountains. The property is about 19 road miles west of the town of Philipsburg, Montana, within the Rock Creek Mining District of Granite County. The property is owned by the Metesh Family of Phillipsburg, and is under lease agreement to AGI. The Basin Gulch area is historically a placer mining area lacking a historical association with an operating lode mine. The local placers have been operated since before the turn of the 20th century up until just recently. A title study was not part of this report, nor was a claims validation study made. However, those studies were done by Anderson Engineering of Dillon, Montana in the mid-1990s, and there is no reason to believe the results of their work have changed. The property deeds can be viewed at the Granite County Courthouse in Philipsburg, Montana.

The Claims:

The claims are all located in south-central Granite County, in portions of Section 34, Township 7 North, Range 16 West, and Sections 3, 4, and 9, Township 6 North, Range 16 West. The patented mining claims making up the Basin Gulch Group include the following:

i) Landes	(Mineral Survey 5565)
ii) Shylock	(Mineral Survey 6354)
iii) Shively	(Mineral Survey 5755)
iv) Quartz Hill	(Mineral Survey 5564)
v) Spencerian	(Mineral Survey 8140)
vi) Gold Hill 5	(Mineral Survey 5755)
vii) Basin	(Mineral Survey 9026)
viii) Blue Bell Lode	(Mineral Survey 9530)
ix) White Pine	(Mineral Survey 8137)
x) Yellow Pine	(Mineral Survey 8139)
xi) Jack White	(Mineral Survey 8138)

These claims were re-traced on the ground by Anderson Engineering of Dillon, Montana in 1996.

Other Opportunities in Nevada:

AGI is currently in the process of claim-staking a new Nevada exploration target in the middle of north-central Nevada. This region contains several large existing gold mines.

Mineralization:

The lode mineralization at the head of Basin Gulch is associated with a gaseous Eocene silicic intrusive that has invaded between the plates of two Precambrian thrust sheets. The intrusive formed a major diatreme complex that is centered on the gold and silver mineralization. The intrusive event also formed a number of smaller, parasitic diatremes scattered throughout the property and off the property for several miles in all directions. The gold mineralization is found throughout the site near the surface and at depths in excess of 1,000 feet at levels averaging about 0.01 ounces per ton, with the higher grade zones associated with the edges of the various diatremes and post- and pre-diatreme faulting that cut the diatremes. The highest grades appear associated with voids formed within the diatreme when juvenile and surrounding bedrock material fell back into the diatreme throat during periods of quiescence. This association with voids and faulting has been recognized at other gold sites and is well described in literature.

Mr. Rauno Perttu, who discovered the Basin Gulch deposit in 1987, explored the lode source of the placer gold from the late 1980s until 1997. To date, 323 reverse circulation and core holes have been drilled on the property for a total of 89,800 feet, with holes ranging from 80 feet to 1,050 feet in depth. In addition, 40 test trenches with a total length of 17,000 feet have taken place. AGI’s predecessors, Cable Mountain Mine, Inc., Chevron Resources, and Cyprus Exploration have performed the work at various stages in the project. In addition to the drilling, there have been two geophysical surveys, a soil geochemistry survey, topographic surveys, and geologic mapping projects carried out on the property.

Two high grade targets, termed Ore Block A and Ore Block B, have been blocked out to a certain extent on the property with drilling. These two blocks have been explored with 82 drill holes and some 25,546 feet of drilling. In addition, assay samples of every 5-foot interval were taken, for a total of just over 4,700 samples analyzed. They are both located on the edges of the major diatreme complex at the head of Basin Gulch. The ore itself is fairly simple, with the gold being fine to very coarse in nature, and easily extracted using cyanidation. Test work done for Cable Mountain Mine indicates a recovery rate of over 90% with a simple cross-current mill.

Using a very simple and straightforward averaging technique based on the numerous drill hole assays, which appears to be appropriate for this gold porphyry deposit, a total of 426,135 ounces of gold for combined Probable and Proven gold was calculated for the Ore Reserves in Blocks A and B only. If 20% is removed to represent uncertainty, this number is approximately 341,000 ounces of gold. Also adding to this conservative approach is that the silver content, a strong component of the mineralization, was not converted to gold equivalency and added to the gold calculated above. In some places on the Basin Gulch prospect, the measured silver content was well in excess of 10 ounces per ton.

A previous investigation and evaluation by CMM for the site using the GEMCON computer program yielded an ore volume of well over 1,000,000 ounces of gold for the entire site. The results of this study were not available for inspection in preparation of the above mentioned NI 43-101. However, this data base was used for the gold volume calculation made of Ore Block A and Ore Block B.

Based on the results of this third-party evaluation, several recommendations are made to complete field evaluation of this advanced exploration project. The following are those basic elements.

i) Complete drilling and sampling of the two high grade zones with diamond core drilling to give adequate evaluation of potential ore volumes.

ii) Complete several core holes in the areas of one and two-point anomalies that were encountered during the previous exploration efforts.

iii)	Perform test underground mining in the two high grade targets after completion of the drilling recommended above.

Permitting Status:

The previous exploration permits on the property have lapsed. New exploration drilling permits are being applied for by AGI, and the previous permitting process in the 1990s is expected to streamline the new permits.

In Montana, public and private lands are handled similarly in the permitting process. AGI must apply for either a blanket exploration permit for Montana, or a specific permit for the Basing Gulch project. In either case, proposed drill sites and trenches must be located on a map, with a detailed description of how the preparation and reclamation of each site will be completed. The State will then have the choice of sending out an inspector to review the proposed plan. The State will subsequently calculate and reclamation bond amount for the work proposed, based on existing State standards. Upon AGI posting the bond, it may then proceed with the exploration work.

During work in the 1990s, none of the proposed exploration follow-up sites had any deleterious aspects that needed mitigating, so no significant obstacles to exploration are anticipated.

Regarding anticipated test mining, this work will be conducted under Small Miner’s Exclusion (SME) provisions of the Montana permitting process. The SME process is much faster and simpler than the permitting process for larger mines in Montana, and can be completed within months of filling of an application .This property contains a large, open-ended gold and silver resource, within which approximately 100,000 ounces are believed to be economically mineable under relatively rapid small mine regulations.

This property was extensively drilled as a large, low-grade open-pit mine, but is being revaluated for its localized high-grade deposits. This property is believed to have major potential for deeper high-grade reserves. The property at Basin Gulch, Montana will be evaluated for an initial small miner’s permit to begin development of the first “gold hot spot”, based on extensive existing data. As funding permits, drilling of the first known vein target and of the deep “boiling zone” of the southeastern-most nested diatreme will commence.

Test Mining

The following is AGI’s currently test mining plan for 2007.

i) Upon completion of the follow-up evaluation in the BG94-42(1) area, DMC will drive an intercept tunnel, starting approximately 100 feet below the drill collar, to evaluate the high-grade zone by bulk sampling. This audit will be located to allow extension of the drift to also bulk sample the high-grade diatreme zone encountered in hole BG94-5(1). The gold in the BG94-42 (1) area was found to be free gold and should be recoverable by simple gravity methods. The tunnel will be completed to a standard that will allow it to be used as a production facility under and State of Montana Small Miner’s Exclusion operating permit.

ii) While the work in the first area is progressing, follow-up exploration of the other identified areas of high-grade mineralization will continue, as will step-out exploration for new potential ore shoots. With success in these new areas, AGI anticipates that the initial Small Miner’s Exclusion operation will be systematically expanded into a larger mining operation.
___________
(1)
These technical coordinates are more particularly set forth in the Company’s Plan of Mining Operations, and in the geological report appended to the Form 43-101 Technical Report of David Brown & Associates exhibited hereto.

Projected Costs for Plan of Mining Operations

Our business plan calls for significant expenses in connection with the mining plans for development of production on the Basin Gulch Property, as summarized in the table of planned expenditures below:

Dates for Work Program	Use of Proceeds	Estimated Costs
April, 2007	Drilling and assaying	$ 60,000
April, 2007	Complete Mine Plan	$ 40,000
May through June, 2007	Mine Development	$ 1,500,000
May through July, 2007	Additional evaluation of known shallow high-grade structures	$ 750,000
May through August, 2007	Exploration of diatreme targets	$ 1,500,000
May through July, 2007	Construction of initial processing plant for Production by mid-2007	$ 3,000,000
March through July, 2008	Expansion of plant with new ore from diatreme and/or known targets	$ 15,000,000

While we have sufficient funds to conduct the April 2007 work phases of further drilling and assaying, and completion of the mine plan on the Basin Gulch Property, however the Company will require additional financing in order to complete the work associated with the projected cost to initial production, totaling estimated at $6,850,000. The entire estimated costs of the Company’s plan for mining operations, assuming the diatreme targets for the Basin Gulch property are $21,850,000.

Government Regulation

The Company will be required to conduct all mineral exploration activities in accordance with the state and federal regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations. The Company has had no material costs related to compliance and/or permits in recent years, and anticipates no material costs in the next year. The Company will not be required to obtain a permit in order to conduct Phases 1 and 2 of its proposed exploration program.

Employees

As of  January 22, 2007, the Company’s subsidiary, AGI, had a full time employment agreement with Mr. Rauno Perttu, the Company’s CEO, President and director, pursuant to which Mr. Perttu provides services to the Company. The Company anticipates that it will be conducting most of its business through agreements with consultants and third parties.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Current Report that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Current Report, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1.Actions of regulatory agencies, changes in regulations and in interpretation of regulations;

2. Our ability to raise appropriate capital within expected time periods;

3. Commodity price fluctuations;

4. Availability of goods and services; and

5. Variations in geological conditions.

All written and oral forward-looking statements made in connection with this Current Report that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

Based upon the net proceeds of $300,000 we received in connection with the January 23, 2007 private placement we believe we can satisfy our core cash requirements in terms of maintaining our interest in the Basin Gulch Property for the next 12 months. In addition, we have taken steps to negotiate a settlement with Dutch Mining LLC with respect to a loan receivable of $400,000 that is due and payable to AGI. While we have sufficient funds to conduct the April 2007 work phases of further drilling and assaying, and completion of the mine plan on the Basin Gulch Property, we will require additional financing in order to complete the work associated with the projected cost to initial production, totaling estimated at $6,850,000. The entire estimated costs of our plan for mining operations, assuming the diatreme targets for the Basin Gulch property are $21,850,000. See Section 2.01 entitled “Projected Costs for Plan of Mining Operations.”

Basin Gulch Management

Aultra Gold’s Basin Gulch project in place in Montana is scheduled for early development, with the first work planned for this coming 2007 spring. Although Basin Gulch contains an open-ended bulk-tonnage gold/silver system that contains well in excess of a million ounces, with outstanding high-grade exploration targets untested, the current rules in Montana mean that a large-scale open pit gold mine will be too difficult to permit. Several local higher grade targets were discovered in the previous exploration of the property. These can be permitted and developed in a short period of time, especially under the small miners provisions in Montana. In addition, the property contains excellent targets for bulk high-grade gold/silver ore within a nested diatreme complex and along associated structures. These targets will be systematically explored. Outlined below is AGI’s planned staged development of the Basin Gulch property. The initial reserves can be mined under Montana’s small mine provisions, so permitting can be completed in weeks instead of years.

Our officers and directors will handle our administrative duties with the help of three consultants as discussed below. Mr. Rauno Perttu, our CEO, has more than 35 years in economic geology and management. He discovered and explored the Basin Gulch property. AGI recently retained Mr. David Hembree as an additional experienced mining geologist with underground management experience. As needed, Mr. Hembree will be supported by a younger field geologist, Mr. Brian Perttu, currently employed by AGI.

The contractor who will initially develop the drift into the first high-grade zone on the Basin Gulch property was Mr. William R. Hansen, a veteran mining engineer who graduated from the school of mines in nearby Butte, Montana. Mr. Hansen has his own drilling company and contract underground mining business. He is familiar with Basin Gulch and is experienced with Montana’s regulations and regulators. He brings his own experienced miners, which is a major advantage in today’s tight mining labor market. Both Mr. Perttu and Mr. Hansen know and can quickly bring in key consultants who are very knowledgeable and respected in the region, if needed.

Under Montana’s regulations, development at Basin Gulch will be initiated through a step by step process beginning with a Small Miner’s exclusion that will allow the adit (i.e. horizontal mine entry) to be started within a few weeks time after the application is filed.

As a result of the Exchange Agreement, (i) AGI became our wholly-owned subsidiary, and (ii) we succeeded to the business of AGI, which was formed in January 2006, as our sole business. Our results of operations for the nine months ended September 30, 2006 are set forth on the unaudited pro forma condensed combined consolidated financial statement attached to this Current Report, giving effect to the acquisition of AGI. This discussion and analysis should be read in conjunction with the financial statements and notes, and pro forma financial statements and notes, included with this Current Report.

Cost and revenue assumptions—Basin Gulch

The focus of our above described Plan of Mining Operations is aimed at the exploitation of a high-grade breccia zone, with the following cost and revenue assumptions pertaining to the Basin Gulch property:

Phase A) 2,000 tons at 2 ounces per ton and 2,000 tons at 0.5 ounce per ton (“opt”): 5,000 ounces mined over 4 months at cost of $750,000 for portal and development, and $150 per ton mining cost. Gross revenues are projected at $2.5 million, with associated costs of $1.35 million.

Phase B)  Continuation of the drift to a secondary diatreme 200 feet beyond the breccia: 2 months; mine 20,000 tons at 0.4 opt over 8 months: 8,000 ounces at $500 per ounce equating to $4 million at a cost of $3 million.

Phase C)  Starting summer of 2007, drilling is planned in nearby known target areas of high-grade mineralization for additional underground reserves & if blocked out, these will be developed as soon as possible with mining crews.

Phase D) Also starting 2007, permitting activities are to be conducted for a series of small sequential cuts in an advancing mine front, with corresponding sequential reclamation to minimize environmental disturbance. Initial near-surface areas have about 3 million tons at 0.04 recoverable opt, or 150,000 ounces. At projected 2,000 tons of production per day mining rates, and 250 days per year, we project production of 20,000 ounces per year for 6 years. At $500 per ounce, we project revenues of $10 million per year, with $5 million per year in associated costs. Permitting for this stage could take an additional 1 to 3 years, but AGI’s exploration of identified and potential high-grade zones may find sufficient new high-grade underground reserves to allow continuous operations. While some of the projected Phase A and Phase B production volumes and grades are estimates, the much larger Phase D reserves are based on a large number of trenches and pattern drill holes. AGI also plans to drill deep diatreme targets early. If a large high-grade “boiling zone” deposit is discovered, it will be incorporated into the development plans.

Until we realize production from the Basin Gulch Property we will not generate significant revenues and may not be successful. If we can not generate sufficient revenues to continue operations, we will be forced to suspend or cease operations.

Limited Operating History- Need for Additional Capital

There is limited historical information about us upon which to base an evaluation of our performance. We are at an exploration stage operation and have had limited revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise. We believe cash from operations and cash equivalents will be sufficient to meet core operational cost requirements for the next 12 months, but we must raise approximately $3.5 to $5 million in planned equity financing and three trenches of $5 million each in debt financing over the next three years in order to carry-out our Plan of Operations as discussed further above.

We have no assurance that future financings will be available to us on acceptable terms. If financing is not available to us on acceptable terms, we may be unable to continue our operations.

Results of Operations - Benton Property Rights Terminated

The following discussion of the financial condition and results of operations of AGI should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Historical pro forma financial information presented for the year ended December 31, 2005 is that of Aultra Gold, Inc. (fka New World Entertainment Corp.) on a condensed combined consolidated basis with Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.), which reflects our acquisition of AGI on January 22, 2007

Since its inception on January 20, 2006, AGI has incurred the following expenses. Operating costs were $648,611. Mining development and explorations costs were $53,181 with related administrative costs of $15,928. Extraordinary costs of $393,373 were incurred with respect to AGI’s investment in the Benton Mine Property, in Josephine County, Southwestern Oregon, which was written off in connection with a decision by management to discontinue funding mining operations under an agreement that has been terminated by AGI with Dutch Mining LLC. AGI had obtained mining rights to the Benton Mine gold project through a direct buy out of the controlling rights from Dutch Mining, LLC (DMO), a limited liability company formed in 1994 in Merlin, Oregon, USA. In 1994, DMO acquired by assignment a Mining Lease and Option to Purchase covering the Benton Mine Group, which consists of 24 mining claims in good standing.

The Benton Mine was historically one of the largest gold mines in the area, and is currently the only operating underground gold mine in Oregon. Eight veins had been identified on the property with the Benton Vein, pending further exploration, being the largest and most persistent currently known. Some of the other veins are expected to become important with exploration. To date, most of the mine production has come from the Benton Vein, which received most of the historic exploration. The ore was simple, with the gold content within the pyrite found in the quartz. The Benton Vein has been developed since the early 1900s along 1,550 feet of its strike and for about 500 feet down dip. The width of the Benton varies from thin veinlets to as wide as 25 feet. The average width was about 4 feet. The mine was shut down in 1942 under WWII regulations. Management determined in fall 2006 that further economic exploitation of the Benton Property was economically unattractive.
Since inception through September 30, 2006 AGI sold 24,496,668 shares of common stock to our initial founders for $1.018 Million plus the rights to the Mining Lease Agreement for the Basin Gulch Property.

General and Administrative Expenses

General and administrative expense consisted of accounting and professional fees and other general expenses. General and administrative expenses for the audited period from inception (January 20, 2006) to September 30, 2006 was $44,068. Net income (loss) for the audited period from inception (January 20, 2006) to September 30, 2006 was a loss of ($1,114,572).

Liquidity and Capital Resources

We believe cash flow from operations and cash and cash equivalents will be sufficient to meet its core operational requirements for the next 12 months, but we will also be required to raise additional working capital to fund our Plan of Mining Operations of approximately $3.5 to $5 Million in planned equity financing and three trenches of $5 Million each in debt financing over the next three years in order to carry-out the Plan of Operations as discussed further above.

We have no assurance that future financings will be available to us on acceptable terms. If financing is not available to us on acceptable terms, we may be unable to continue our operations. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current Plan of Mining Operations in a manner that will increase or accelerate our anticipated costs and expenses, such as through the acquisition of new properties, the depletion of our working capital would be accelerated. To the extent that it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or funding from joint-venture or strategic partners, debt financing or term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

We have no assurance that future financings will be available to us on acceptable terms. If financing is not available to us on acceptable terms, we may be unable to continue our operations.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 3, Significant Accounting Policies, contained in the explanatory notes to our audited financial statements for the period from January 20, 2006 (inception) to September 30, 2006, contained in this Current Report. On an on-going basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Revenue Recognition

Revenue is recognized when the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale.

Recent Accounting Pronouncements

FASB Interpretation No 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”) was issued in March 2005 and clarifies the accounting prescribed in SFAS No. 143, “Accounting for Asset Retirement Obligations”. FIN 47 requires the recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated, even though uncertainty exists as to the timing and method of settlement. Management is currently evaluating the requirements of FIN 47 and has not yet determined the impact on the financial statements.

FASB Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), was issued in July 2006. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, on a tax return. The Company will be required to adopt FIN 48 in the first quarter of fiscal 2008. Management is currently evaluating the requirements of FIN 48 and has not yet determined the impact on the financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value and expands disclosures about assets and liabilities measured at fair value. The Company will be required to adopt SFAS 157 in the first quarter of fiscal 2009. Management is currently evaluating the requirements of SFAS 157 and has not yet determined the impact on the financial statements.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires an employer to recognize a plan’s funded status in its statement of financial position, measure a plan’s assets and obligations as of the end of the employer’s fiscal year and recognize the changes in a defined benefit postretirement plan’s funded status in comprehensive income in the year in which the changes occur. The Company will be required to recognize the funded status of benefit plans and adopt the new disclosure requirements effective August 31, 2007. The Company will be required to measure plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position effective August 31, 2009. Management is currently evaluating the requirements of SFAS 158, but based on the current funded status of the plans, management does not anticipate SFAS 158 will have a material impact on the Company's financial statements.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

Our company was recently formed, and we have not proven that we can generate a profit. If we fail to generate income and achieve profitability, an investment in our securities may be worthless.

We have no operating history and have not proved that we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From our inception on January 26, 2005 to the end of the period ended September 30, 2006, we have not earned any revenue. The exploration for commercially exploitable mineral deposits or reserves, as well as general, legal, accounting and administrative expenses associated with our reporting requirements with the SEC, is expected to require from us total expenditures over the next twelve months in an approximate amount of $21,850,000. We presently do not have sufficient funds to pursue our stated plan of operation for the next twelve-month period. We will require additional financing for our operational expenses, and further exploration work for commercially exploitable mineral deposits or reserves. We are seeking these additional funds via equity financing, private placements or loans from our directors or current shareholders. Currently, we do not have arrangements for additional funds. Your investments in our common stock must therefore be regarded as the placing of funds at a high risk in a recently formed company with all the unforeseen costs, expenses, problems, and difficulties to which such companies without proven record are subject to.

We have a limited operating history. There can be no assurance that we will be successful in growing our gold and other mineral exploration activities.

We have a limited history of operations. As a result, there can be no assurance that we will be successful in our acquisition and exploration of gold and mineral properties activities. Our success to date in entering into ventures to acquire mineral properties is not indicative that we will be successful in entering into any further ventures. Any potential for future growth in our mineral exploration activities will place additional demands on our executive officers, and any increased scope of our operations will present challenges due to our current limited management resources. Our future performance will depend upon our management and their ability to locate and negotiate additional exploration opportunities in which we are solely involved or participate in as a joint venture partner. There can be no assurance that we will be successful in our efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that our operations will be profitable.

Fluctuations in our operating results and announcements and developments concerning our business affect our stock price.

Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

Management believes that long-term profitability and growth will depend on its ability to:

 • Develop the reputation of AGI as a successful mining property acquisition and exploration company;

 • Successfully identify and exploit mining opportunities;

 • Develop viable strategic alliances; and

 • Maintain sufficient volume of successful new mining opportunities.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no employees as of September 30, 2006. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.
We require additional working capital in order to achieve commercial production at the Basin Gulch Property.

Our current operating funds are less than necessary to complete all intended plan of mining operations for the Basin Gulch Property, currently estimated a projected cost to initial production, totaling $6,850,000. The entire estimated costs of the Company’s plan for mining operations, assuming the diatreme targets for the Basin Gulch property are $21,850,000. These projected costs are more fully discussed in the section entitled Projected Costs for Plan of Mining Operations (below). The Company has sufficient funds on hand for the unpaid amounts of our estimated costs related to maintaining the minimum annual payment obligations associated with the maintenance of the Basin Gulch Property as discussed in this Current Report and our estimated administrative costs for 12 months from the date of this Current Report. Therefore, we will need to obtain additional financing in order to complete our business plan. As of January 23rd, 2007, the Company had cash in the amount of $300,000. The Company has no income from operations.

We have completed the fieldwork of our exploration on the Basin Gulch Property as further discussed in the section entitled Mineralization as set forth below. We have completed assaying of samples taken from the property during field exploration. Based on our review of the initial results we intend to proceed to our plan of mining operations. The Company does not have sufficient funds for our planned estimated cost of work to initial production, totaling $6,850,000, or the additional estimated costs of the Company’s plan for mining operations, assuming the diatreme targets for the Basin Gulch Property in the amount of $21,850,000.

Our business plan calls for significant expenses in connection with the development of production of the Basin Gulch Property. While the Company has sufficient funds to conduct the initial mine development work on the property, the Company will require additional financing in order to complete remaining phases of mine development and production capacity. The Company will also require additional financing if the costs of the mine development for the Basin Gulch Property are greater than anticipated. Even after completing all proposed plans for mining operations the Company will have to spend substantial funds on further drilling and engineering studies in order to establish the diatreme targets for the Basin Gulch Property.

Our proposed three phase exploration plan, which when complete, should allow us to determine the extent of mineralization in existence on the Basin Gulch Property. At the completion of each phase of our operating plan we will evaluate the results and make a determination to proceed to the next phase of mine development and its associated estimated cost. The first phase of test mining, trenching, sampling and assays at the Basin Gulch Property total an estimated cost of $100,000. With this completed, the results of the first phase work will allow us to update our geological report on the Basin Gulch Property and will support our decision to proceed to the second phase of mine development further discussed in the section entitled Test Mining set forth below. When we receive the assay results we will have completed the Phase I mine development program as recommended in our independent professional consulting geologist’s Form 43-101 report.

Each subsequent phase of mine development will require additional funds beyond the Company’s current cash resources. The Company will need to obtain additional financing from the sale of its securities to fund these operational expenditures and future administrative costs. Our administrative costs will be dependent upon the time frame undertaken to complete the remaining phases of our plan of mining operations. We have funding in our current operating funds sufficient to cover our administrative costs for the period of one year from the date of this Current Report, which are estimated to be $150,000. To the extent we need more than one year to complete the remaining exploration or our administrative costs are higher than estimated, we will require additional financing to cover administrative costs.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once initial production work is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and precious metals, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Basin Gulch Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

Our officers and directors are involved in other businesses which may cause them to devote less time to our business.

Our officers' and directors' involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.

The imprecision of mineral deposit estimates may prove any resource calculations that we make to be unreliable.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves.

We are sensitive to fluctuations in the price of gold and other minerals, which is beyond our control. The price of gold and other metals is volatile and price changes are beyond our control.

The prices for gold and other metals fluctuate and are affected by numerous factors beyond our control. Factors that affect the price of gold and other metals include consumer demand, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs of and the viability of our projects.

Mineral exploration and prospecting is highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and financial and human resources than us. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire new projects. However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our claims.

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects. The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning processes.

All mining in United States is regulated by the government agencies at the Federal and State levels. Compliance with such regulation could have a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs will be related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property, in order to obtain governmental approval to mine on the properties, is also a part of the overall operating costs of a mining company.

The gold and mineral mining business is subject not only to worker health and safety, and environmental risks associated with all mining businesses, but is also subject to additional risks uniquely associated with gold and other minerals mining. Although we believe that our operations will be in compliance, in all material respects, with all relevant permits, licenses and regulations involving worker health and safety, as well as the environment, the historical trend toward stricter environmental regulation may continue. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.

Mining and exploration activities are subject to extensive regulation by Federal and State governments. Future changes in governments, regulations and policies, could adversely affect our results of operations for a particular period and our long-term business prospects.

Mining and exploration activities are subject to extensive regulation by Federal and State Governments. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside of our control.

Because of the inherent dangers involved in mineral exploration and production, there is a risk that we may incur liability or damages as we conduct our business.

Exploration and establishment of mining operations to production involves numerous hazards. As a result, the Company may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure or against which the Company may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

If we do not conduct mineral exploration on our mineral claims and keep the claims in good standing, then our right to the mineral claims will lapse and we will lose everything that we have invested and expended towards these claims.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims.

If we do not obtain additional financing, our business will fail.

Despite recently obtaining financing in the amount of $300,000, we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

There is no active trading market for our common stock.

Our common stock is quoted on the Pink Sheets, and we are currently in the process of seeking to reestablish quotation of our common stock on the Over the Counter Bulletin Board quotation service. However, currently, there is no active trading market for any of our securities, and we cannot assure you that a market for our stock will develop. Consequently, our shareholders may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, our shareholders may not be able to resell their shares at or above the price they paid for them or may not be able to sell the shares at all. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the securities, the ability of holders of the securities to sell their securities, or the prices at which holders may be able to sell their securities.

The shares of common stock eligible for future sale could negatively affect the market price of our common stock

Subject to certain regulatory approval of the acquisition of AGI by the Company, there will be approximately a total of 106,730,001 shares of Common Stock issued and outstanding. If the Company's stockholders sell substantial amounts of the Company's common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

 Our common stock may be deemed to be a penny stock and, as such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our common stock is currently listed for trading on the Pink Sheets quotation service, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in obtaining future financing. Furthermore, our common stocks may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ -where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

The Company does not expect to pay dividends in the future. Any return on investment may be limited to the value of the Company’s stock.

The Company does not anticipate paying cash dividends on its stock in the foreseeable future. The payment of dividends on the Company’s stock will depend on its earnings, financial condition and other business and economic factors affecting the Company at such time as the board of directors may consider relevant. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the Company’s stock price appreciates.

DESCRIPTION OF PROPERTY

Principal Executive Offices

The Company currently holds an arrangement to rent its main office comprising of 2,000 square feet which is located at 120 North 5th Street, Jacksonville, Oregon  97530, at a cost of $1,500 per month on a month to month basis.

Minerals Properties

For a description of our mineral properties, see“Description of AGI’s Properties” section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 23, 2007 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of AGI by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Rauno Perttu (2)	5,000,000	4.68%
Edward Lawson (2)	500,000	0.47%
Baljinder Buhlar (2)	100,000	0.09%
Richard Crofts (2)	50,000	0.05%
Jeremy Caddy (2)	50,000	0.05%
Strategic Minerals Inc. (3)	20,000,000	18.73%
Aultra Gold Capital Inc. (4)	55,000,000	51.53%
All officers and directors as a group (5 persons)	5,700,000	5.34%

(1)
Applicable percentage ownership is based on 106,730,001 shares of common stock outstanding as of January 23, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of January 23, 2006 for each stockholder (assuming the acquisition of AGI and issuance of 24,496,668 shares of common stock to the AGI Shareholders). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 25, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for these directors is 120 North 5th Street, Jacksonville Oregon 97530
(3)	The address for this beneficial shareholder is 120 North 5th Street, Jacksonville Oregon 97530
(4)	The address for this beneficial shareholder is c/o Hallmark Bank & Trust Ltd., PO Box 656, Tropicana Plaza, Providenciales, Turks & Caicos Islands, British West Indies.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of Aultra Gold Inc. (Canada):

Name	Age	Position
Rauno Perttu	61	President & Chief Executive Officer, Director
Hon. Edward Lawson	76	Director
Richard Crofts	68	Director
Jeremy Caddy	66	Director
Baljinder Buhlar	37	Chief Financial Officer

Following the acquisition of AGI, set forth below is a biographical description of each director and senior executive officer of the Company and AGI based on information supplied by each of them.

Rauno Perttu - President and Chief Executive Officer, Director

Mr. Rauno Perttu age 61, has agreed to act as the President, Secretary and Director of the Company effective January 22nd, 2007. An academically distinguished geologist with a M.S. in Geology, Mr. Perttu is a registered Engineering Geologist in Oregon who has held senior positions with some of North America’s leading resource companies. At the Kennecott Corporation, he initially worked as a senior geologist, was later promoted to Coal Manager, and then to Director of Business Development. Before Kennecott, Mr. Perttu held senior geologist positions at Gulf Minerals, Resources International, and Pacific Power and Light Company. For the last 20 years, he has worked as a consultant, initiating and managing exploration and development programs in North America, Chile, Columbia, and Venezuela. He has been involved in the discovery of gold and silver deposits in Montana, Utah, and Nevada. He has 36 years of experience in economic geology. He has evaluated companies for acquisition and commodities for diversification. He has worked internationally in all phases of mineral and metals exploration, evaluation, and development. Mr. Perttu has managed modest sized to major projects and programs from the initial conceptual stage through all the subsequent steps, including discovery, acquisition, and determination of economic feasibility, development and production. This background has given him experience in, not only the technical, but also the business aspects of the mineral industry.

Hon. Edward Lawson - Director.

The Honorable Edward M. Lawson has served in the Federal Parliament of Canada for thirty-three years, as the senior senator representing British Columbia. He has sat as an Independent member of the Senate and resides with his wife Beverley in Vancouver, B.C.

Senator Lawson had a parallel career for forty years as a Trade Union Representative with the International Brotherhood of Teamsters serving in a variety of capacities, starting as a Business Agent on Construction. He was elected and re-elected for more than twenty years as an International Vice-President representing working men and women in North America. As a founding Director of the Canadian Conference of Teamsters, Senator Lawson served in that position for fourteen years. In recognition of his service, Senator Lawson was awarded the James R. Hoffa Lifetime Achievement Award presented in 2003 at the 100th anniversary of the International Brotherhood of Teamsters in Washington, D.C. He retired from the Labor movement in January 1992 and now devotes his full time to his Senatorial duties.

Senator Lawson serves as a director of a number of Canadian Companies. Most notably, for more than twenty-six years, he served on the board of Northwest Sports, which operates the Vancouver Canucks hockey team in the NHL. Senator Lawson is also one of the founding members of the Vancouver Police Foundation.

Throughout his career, Senator Lawson has been active in many charitable and community organizations throughout North America, including Variety Club, Lions Society, Zajac Foundation and Child Help U.S.A. to name a few. Considered a humorist, Senator Lawson, as a result of his long-standing hobby of writing and performing humor, enjoys sharing it with others.

Richard Crofts - Director

Richard Crofts is a resident of France and the United Kingdom.  Richard Crofts is originally from Edinburgh, yet his years in the financial services field have taken him through out the world. The majority of Richard's experience has been in Risk and Insurance related business as well as Mergers and Acquisitions. Throughout his professional career, he has sat on the Board of Directors for several European companies in the Insurance/Reinsurance Credit and Financial Products industries. He has also advised numerous Gas, Oil and Mining ventures, primarily with respect to insurance risk and credit.

In 2001, Richard founded Euramca SA, a private insurance consulting firm based out of Paris, France.  In October 2003, Richard was appointed to the Board of Directors of the Benjamin Rothschild Reinsurance Group.  In late 2004, he co-founded Groupe PARI, an insurance and reinsurance consultancy firm based out of Paris, France and Algiers, Algeria. Richard Crofts was appointed to the board of Global Developments in November 2006.

Jeremy Caddy- Director

Mr. Caddy is a mining engineer with over three decades of experience in the industry, including four years in Broken Hill, Australia with Consolidated Zinc Corporation (now Rio Tinto), followed by five years with consultants Kenneth McMahon & partners of Sydney, Australia and three years in Malaysia serving as Chief Executive Officer of a mining investment firm.

Baljinder Bhullar - Chief Financial Officer

Ms. Bhullar has her designations in accounting as a Certified General Accountant and risk management. She has over sixteen years of extensive experience in accounting, finance and risk management. Her previous role was with the largest Port Authority in Canada where Ms. Bhullar managed the corporate insurance program. Her duties ranged from determining the insurance requirements, negotiating contracts and policies, and brokering requests for proposals, to corporate financial modeling, analysis and reporting, and systems implementation. As past President for the BC Risk and Insurance Management Association, Ms. Bhullar has successfully increased the visibility and exposure of the risk management industry in Vancouver and in British Columbia.

Board Committees:

At this time, the board has no committees, including an audit, nominating or compensation committee, but the Company intends to create such committees following the annual meeting and election of directors. Furthermore, our Board of Directors intends to form an Audit Committee based on the following terms.

Members of our audit committee will serve for a term or terms as determined by our Board of Directors. The purpose of the Audit Committee of the Board of Directors of the Company will be to provide assistance to the Board in fulfilling its responsibility relating to oversight of corporate accounting, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditors and the performance of the Company's independent auditors and internal audit function. The Committee shall maintain free and open communication between the directors, the independent auditors, the internal auditor and the financial management of the Company.

The Committee shall be composed of at least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Committee members. All members of the Committee must have a working familiarity with basic finance and accounting practices and shall meet the independence, experience and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including SEC Rule 10A-3). At least one member of the Committee must have accounting or related financial management expertise as defined by the Securities and Exchange Commission (the "SEC") and, in the judgment of the Board of Directors, be capable of serving the functions expected of an audit committee financial expert.

Code of Ethics

As of the date of this Current Report, the Company has not adopted a Code of Ethics (the “Code of Ethics”) applicable to the Company’s principal executive, financial and accounting officer or persons performing similar functions. The Company intends to adopt the Code of Ethics sometime in the first calendar quarter of 2007.

Director Compensation

The following table sets forth with respect to each named director, compensation information inclusive of equity awards and payments made in the fiscal year ended December 31, 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g) (3)	Total ($) (h)
Robert Biagioni (1)	--	--	--	--	--	--	--
Michelle Dobson (2)	--	--	--	--	--	--	--

(1) Resigned as the Company’s CEO, President and sole Director on March 31, 2006.

(2) Appointed as the CEO, President, CFO and director of the Company on April 1, 2006. Subsequent resigned as the Company’s CEO, President, CFO and sole director on January 22, 2007.

(3) With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment, none of the named executive received any other compensation, perquisites, personal benefits in excess of $10,000.

Currently, the Company’s directors that are non-officers of the Company do not receive a cash retainer annually nor do they receive any remuneration for attendance at a board meeting, other than reimbursement for travel expenses.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2006. None of the Company’s officers received compensation in excess of $100,000 during any of the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Robert Biagioni CEO, President and Director(2)	2006	0	--	--	--	--	--	--	0
Michelle Dobson CEO, President and Director(3)	2006	0	--	--	--	--	--	--	0
Rauno Perttu CEO, President and Director(4)	2006	-	--	--	--	--	--	--	-

(1) With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment, none of the named executive received any other compensation, perquisites or personal benefits in excess of $10,000.

(2) Resigned as the Company’s CEO, CFO, President and sole Director on March 31, 2006.

(3) Appointed as the CEO, CFO, President and Director of the Company on April 1, 2006. Subsequent resigned as the Company’s CEO, CFO, President and sole Director on January 22, 2007.

(4) Appointed as the CEO, President and Director of the Company on January 22, 2007.

The following table sets forth the compensation earned by the Company’s Chief Executive Officer during the fiscal year ended December 31, 2005, and other executive officers whose annual compensation exceeded $100,000 during any of the fiscal year ended December 31, 2005. None of the Company’s officers received compensation in excess of $100,000 during fiscal year ended December 31, 2005.

		Annual Compensation		Long-term compensation		Payouts
Name & Principal Position	Year	Salary $	Bonus $	Restricted Stock Awards	Number of Options	LTIP payouts ($)	All other Compen sa- Tion ($)

Robert Biagioni	2005	0	0	0	0	0	$0
CEO, President and Director (2)

(2) Resigned as the Company’s CEO, President and sole Director on March 31, 2006.

The following table sets forth information concerning the total compensation that AGI has paid or that has accrued on behalf of AGI’s chief executive officer and other executive officers with annual compensation exceeding $100,000 from inception on January 20, 2006 to December 31, 2006.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Rauno Perttu CEO, President and Director(2)	2006	120,000	--	--	--	--	--	--	120,000

OPTIONS GRANTS IN LAST FISCAL YEAR

As of the end of the Company’s fiscal year ended December 31, 2006, the Company did not adopt a form of an incentive stock option plan.
Employment and Consultancy Agreements

On January 31, 2006, AGI entered into an Employment Agreement (the “Employment Agreement”) with Mr. Rauno Perttu to employ Mr. Perttu as its CEO and President. On January 22, 2007, AGI was acquired by the Company pursuant to the terms of the Agreement. In connection with this acquisition, Mr. Perttu agreed to serve as the CEO, President and a director of the Company under the terms of the Employment Agreement and will be compensated for the provision of such services to the Company pursuant to the Employment Agreement. The following are the material terms of the Employment Agreement:

• Mr. Perttu is entitled receive an annual salary of $120,000 per year. The Employment Agreement provides for continuous employment without a set date of termination. AGI may terminate Mr. Perttu employment when Mr. Perttu shall reach such age as AGI’s Board of Directors determines as the appropriate retirement age for the senior employees of company. Mr. Perttu may terminate his employment with the company upon not less than 3 months notice. AGI also provides Mr. Perttu with Director’s Liability Insurance and contributes to his pension. Additionally, AGI may terminate Mr. Perttu’s employment agreement upon not less than 6 months notice. Pursuant to the Termination of Control protection, upon termination of Mr. Perttu employment due to a change of control of AGI, Mr. Perttu is entitled to severance pay. The severance pay is equal to three times the amount of Mr. Perttu’s compensation package, as further defined in the Employment Agreement.

The Company has not entered into any other employment agreements with any of its other officers or directors.

Stock Option Plan

As a collateral agreement to the Agreement, following the completion of the acquisition of AGI, the Company’s Board of Directors agreed to the adoption of the Stock Option Plan and ratified it on January 25, 2007 effective as of February 1st, 2007 providing for the issuance of up to 5,225,000 shares of Common Stock of the Company to the officers, directors, employees and consultants of the Company and/or its subsidiaries. Pursuant to the Stock Option Plan, the Company granted options to purchase an aggregate of 200,000 shares of common stock at $1.50 per share to the newly appointed directors and officers that held options to purchase ordinary shares of AGI following the completion of the acquisition, as well as to the newly appointed directors and officers of the Company.

The principal terms and conditions of the stock options granted under the Stock Option Plan are that vesting of the options granted to Directors of the Company occurs in three stages: (1) 50% on January 25, 2008; (2) 25% on January 25, 2009; and (3) 25% on January 25, 2010. The options granted are exercisable at $1.50 per share. Furthermore, the stock options granted under the Stock Option Plan are generally non transferable other than to a legal or beneficial holder of the options upon the option holder’s death. The rights to vested but unexercised options cease to be effective: (1) 18 months after death of the stock options holder; (2) 6 months after Change of Control of the Company; 12 months after loss of office due to health related incapacity or redundancy; or (5) 12 months after the retirement of the options holder from a position with AGI.

Of the options to purchase an aggregate of 200,000 shares of common stock that were granted, the following stock options have been granted to directors of the Company:

Name	Stock Options Granted	Position
Rauno Perttu	50,000	President & Chief Executive Officer, Director
Hon. Edward Lawson	50,000	Director
Richard Crofts	50,000	Director
Jeremy Caddy	50,000	Director

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No related party transactions occurred from inception on January 26, 2005 to December 31, 2006.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share and zero shares of preferred stock. As of January 25, 2006, there were 82,233,333 shares issued and outstanding of the Company’s common stock and following the acquisition of AGI there are expected to be 106,730,001 shares issued and outstanding of the Company’s common stock.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Warrants

As of January 23, 2007 there were 200,000 warrants outstanding entitling the holder to exercise the warrants at US $2.50 per share and acquire shares of the Company’s Common Stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since March 1, 2006, the Company's Common Stock has been quoted on the OTC Bulletin Board/Pink Sheets under the symbol NWWE. No trades in the Company's Common Stock have occurred since its symbol was changed to AGDI on January 18th, 2007.

The following sets forth the range of the closing bid prices for the Company's Common Stock for the period from March 1, 2006 through January 26, 2007. Such prices represent inter-dealer quotations, do not represent actual transactions, and do not include retail mark-ups, markdowns or commissions. Such prices were determined from information provided by a majority of the market makers for the Company's Common Stock.
	High	Low

Fiscal Year 2005 (January 1, 2005 - December 31, 2005)
First quarter (January 1, 2005 - March 31, 2005) *	$--	$--
Second quarter (April 1, 2005 - June 30, 2005) *	$--	$--
Third quarter (July 1, 2005 - September 30, 2005) *	$--	$--

Fourth quarter (October 1, 2005 - December 31, 2005) *	$--	$--

Fiscal Year 2006 (January 1, 2006 - December 31, 2006)
First quarter (January 1, 2006 - March 31, 2006) * **	$--	$--
Second quarter (April 1, 2006 - June 30, 2006)*	$--	$--
Third quarter (July 1, 2006 - September 30, 2006)*	$--	$--
Fourth quarter (October 1, 2006 - December 31, 2006)*	$--	$--

*For the periods indicated, the Company’s common stock was not trading on its primary market.

** Fir the period indicated, quotation of the Company’s common stock commenced on March 1, 2006.

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

The approximate number of holders of the Common Stock of the Company as of January 23, 2007 was 65.

Dividends

No cash dividends were declared by the Company during the fiscal years ended December 31, 2006 and 2005. While the payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future, as the Company intends to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors.

EQUITY COMPENSATION PLAN INFORMATION

As of the end of the Company’s fiscal year ended December 31, 2006, the Company did not adopt a form of an incentive stock option plan.

LEGAL PROCEEDINGS

Aultra Gold Inc.

Aultra Gold Inc. is not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

AGI
AGI is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of AGI.

RECENT SALES OF UNREGISTERED SECURITIES

On May 3, 2006, the Company entered into a $3,250,000 secured Loan Agreement with certain investors, pursuant to which the Company issued $3,250,000 in aggregate principal amount of promissory notes (collectively the “Notes”) to the Lenders. In lieu of the interest on the Notes, the Company agreed to simultaneously with the issuance of the Notes to issue nine and one third shares of common stock, $0.001 par value per share (the “Common Stock”), of restricted stock of the Company for every dollar loaned by the Lenders, amounting to 10,833,333 shares of Common Stock (the “Shares”). On December 8, 2006, the parties to the Loan Agreement and Share Exchange Agreement entered into the Release Agreement terminating all rights and obligations as they related to the Company thereunder.

On January 23, 2007, the Company completed a private placement to certain purchasers pursuant to which it raised gross proceeds of $300,000 in exchange for issuing 200,000 units (each a “Unit”, and collectively the “Units”). Each Unit consisted of one share of Common Stock of the Company and one non-transferable Common Stock purchase warrant (a “Warrant”). Each Warrant will entitle the purchaser to purchase one share of Common Stock of the Company for a period of one year commencing from January 23, 2007 at an exercise price of $2.50 per share.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Aultra Gold, Inc., or executive officers of Aultra Gold, Inc., and transfer was restricted by Aultra Gold, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Michelle Dobson resigned from acting as Chief Executive Officer, President, Chief Financial Officer and sole Director of the Company effective January 22, 2007. Effective as of equal date, Mr. Rauno Perttu was appointed as the President, Secretary and Director of the Company to fill the vacancies created, Messrs. Edward Lawson, Richard Crofts and Jeremy Caddy were also appointed as directors of the Company, and Ms. Baljinder Buhlar was appointed as Chief Financial Officer of the Company to fill the corresponding vacancy created.

Also, see Item 2.01.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 18, 2007, the Company amended its articles of incorporation to change its name from New World Entertainment Corp. to Aultra Gold Inc. The Nevada Secretary of State declared the amendment effective on January 18th, 2007. As a result, the Company's trading symbol has changed from NWWE to AGDI.

Item 5.06 Change in Shell Company Status.

a)   Background

The Company was incorporated under the laws of the State of Nevada on January 26, 2005 as Katie Gold Corp. and it was primarily engaged in the acquisition and exploration of mining properties until April 2006. The Company commenced operations as an exploration stage company, engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.  As of December 31, 2005, the Company entered into a mineral property option agreement whereby it had the right to acquire a 100% interest in a total of nine mineral claims, covering 150 hectares near Missezula Lake and located in the Nicola Mining District, Province of British Columbia, Canada, know as the Basin Gulch Property. Subsequent to entering into the option the Company staked additional property surrounding the original claims and they were registered, with the original claims, as two claims totaling 459 hectares. It further completed a Phase I field exploration with respect to the Basin Gulch Property. There remains no assurance that a commercially viable mineral deposit exists on the Basin Gulch Property.  Further exploration would be required before a final evaluation as to the economic and legal feasibility is determined.

On March 21, 2006, a Certificate of Amendment was filed with the Secretary of State in Nevada to change the name of the Company from Katie Gold Corp. to Morningstar Industrial Holdings Corp. At that time, the Company was still engaged in the acquisition and exploration of mining properties.

On April 26, 2006, the Company filed Articles of Merger with the Secretary of State in Nevada to merge with New World Entertainment Corp., a private company incorporated in Nevada. As a result of the merger, the Company changed its business and its name from Morningstar Industrial Holdings Corp. to New World Entertainment Corp.

b)  Change of Business

On April 26, 2006, the Company filed Articles of Merger with the Secretary of State in Nevada to change its name from Morningstar Industrial Holdings Corp. to New World Entertainment Corp. and underwent a change in management and direction for the purpose of prospective business plans to become involved in the acquisition and licensing of online gaming technologies, which plans have now been abandoned.

On May 12, 2006 the Company entered into a share exchange agreement with Liverpoole Inc., a privately-owned corporation organized under the laws of Antigua, for the acquisition of all of the issued and outstanding shares of Liverpoole in exchange for 25,000,000 shares of the Company, upon completion of the agreement. In connection therewith, in order to secure the right to enter into such agreement with Liverpoole, the Company entered into an agreement with World Mobile Network Corp., a publicly-held corporation, pursuant to which, upon the completion of the agreement, World Mobile Network Corp. agreed to assign its exclusive right to acquire Liverpoole to the Company in exchange for 20,000,000 shares of the Company. As of September 30, 2006, these agreements have not been finalized as reported in the Form 10-QSB for the period ended September 30, 2005, which was filed by the Company on November 28, 2006.

Prior to the entry into the Share Exchange Agreement to acquire 100% of the share capital of Aultra Gold Inc. (Canada) (the “Acquisition”), the Company entered into a Release Agreement pursuant to which it divested itself of all further rights to participate in the business of Liverpoole, Inc. and obligations to issue shares in its capital stock to each of Liverpoole, Inc., New World Mobile Network Corp. and Global Developments Inc., thereby terminating the Company’s relationship, rights and all obligations previously associated with Liverpoole, World Mobile and any associated interests in any online gaming businesses and further abandoning the strategy of acquiring and licensing of online gaming technologies. Management of the Company has since determined, based upon information provided to the Company subsequent to the completion of the Acquisition and the filing of this Current Report, that the Company may have been deemed to be a shell company at the time of the completion of the Acquisition. Accordingly, the Company has provided additional information regarding Aultra Gold Inc. (Canada) in this Current Report, as well as a description of the material terms of the Acquisition, in order to comply with the requirements of Item 5.06. See Items 1.01 and 2.01.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) Balance Sheet as of September 30, 2006

Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) Statement of Operations for period from January 20, 2006 (Date of Inception) through September 30, 2006

Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) Statements of Cash Flows for period from January 20, 2006 (Date of Inception) through September 30, 2006

Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) Statements of Stockholders’ Equity for period from January 20, 2006 (Date of Inception) through September 30, 2006

Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) Notes to Financial Statements for period from January 20, 2006 (Date of Inception) through September 30, 2006

(b) Pro forma financial information.

Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Shell company transactions.

See Items 9.01(a).

(d) Exhibits
Exhibit Number	Description

2.1
Share Exchange Agreement entered into by and among Aultra Gold, Inc. (fka New World Entertainment Corp.), Aultra Gold, Inc. (Canada), Strategic Minerals Inc. and the shareholders of Aultra Gold, Inc. (Canada) signatories thereto dated January 22, 2007. *

3(i).1	Aultra Gold, Inc. (fka New World Entertainment Corp.) Articles of Incorporation. (1)

3(i).2
Certificate of Amendment filed with the Secretary of State of Nevada to change the Company's name from Morningstar Industrial Holdings Corp. to New World Entertainment Corp., effective as of March 27, 2006. (2)

3(i).3	Certificate of Amendment filed with the Secretary of State of Nevada to change the Company's name from New World Entertainment Corp. to Aultra Gold, Inc., effective as of January 18, 2007. (3)

3(i).4	Certificate of Amendment filed with the Secretary of State of Nevada to increase the authorized common stock of the Company from 75,000,000 shares of common stock to 150,000,000 shares. *

3(ii).2	Aultra Gold, Inc. (fka New World Entertainment Corp.) Bylaws. (1)

10.1
Registration Rights Agreement entered into by and among Aultra Gold, Inc. (fka New World Entertainment Corp.), Aultra Gold, Inc. (Canada), Strategic Minerals Inc. and the shareholders of Aultra Gold, Inc. (Canada) signatories thereto dated January 22, 2007. *

10.2+	Rauno Perttu Executive Employment Agreement. *

10.3	Mining Lease Agreement entered into by and between Aultra Gold, Inc. (Canada) and Strategic Minerals Inc., dated May 31, 2006. *

10.4	Settlement and Release Agreement entered into by and among Aultra Gold, Inc. (fka New World Entertainment Corp.), World Mobile Network Corp. and Liverpoole, Inc., dated December 8, 2006. *

10.5	2003 Incentive Stock Option Plan. *

* Filed herewith.

+ Compensatory plan or arrangement
(1) Incorporated by reference to the Company’s Registration Statement filed with the SEC on SB-2 on July 21, 2005.
(2) Incorporated by reference to the Company’s Current Report filed with the SEC on Form 8-K on April 11, 2006.
(3) To be filed by an amendment to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aultra Gold, Inc.

Dated: February 27, 2007	By:	/s/ Rauno Perttu
Name: Rauno Perttu Title: Chief Executive Officer

AULTRA GOLD INC.
(Formerly Dutch Mining (Canada) Ltd.)

(An Exploration Stage Company)

Financial Statements

September 30, 2006

(Stated in United States Dollars)

D E V I S S E R G R A Y
CHARTERED ACCOUNTANTS

401 - 905 West Pender Street
Vancouver, BC Canada
V6C 1L6
Tel: (604) 687-5447
Fax: (604) 687-6737

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Aultra Gold Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) (an exploration stage company) as of September 30, 2006, and the related statements of operations, shareholders’ equity (deficit) and cash flows for the period from inception on January 20, 2006 through September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aultra Gold Inc. (an exploration stage company) as of September 30, 2006, and the results of its operations and its cash flows for the period from inception January 20, 2006 through September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has no revenues and no foreseeable future revenues. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“De Visser Gray”

CHARTERED ACCOUNTANTS

Vancouver, British Columbia
January 29, 2007

Aultra Gold Inc.
(formerly Dutch Mining (Canada) Ltd.)
(An Exploration Stage Company)
Balance Sheet
As at September 30, 2006
(Stated in United States Dollars)

$

A S S E T S

Current assets
Cash	36,163
Prepaids and advances	2,284
Accounts receivable	2,563
Share subscription receivable (note 8(b))	58,364
Total current assets	99,374

Due from Bio Remediation Inc	3,489
Investment in Lomiko (note 4)	8,849
Total assets	111,712

L I A B I L I T I E S A N D S T O C K H O L D E R S ‘ E Q U I T Y

Current liabilities
Accounts payable and accrued liabilities	69,793
Total current liabilities	69,793

S H A R E H O L D E R S ’ E Q U I T Y

Common stock, no par value, unlimited number authorized, issued and outstanding 24,490,001 shares (note 8(a))	1,156,062
Accumulated deficit in the exploration state (January 20, 2006 to September 30, 2006	(1,114,572)
Cumulative translation adjustment	429

Total shareholders’ equity	41,919
Total liabilities and shareholders’ equity	111,712

Approved by the Board of Directors:

______________________________    ______________________________
Director        Director

See notes to financial statements

Aultra Gold Inc.
(formerly Dutch Mining (Canada) Ltd.)
(An Exploration Stage Company)
Statement of Operations and Deficit
From inception on January 20, 2006 to September 30, 2006
(Stated in United States Dollars)

REVENUE	$

Expenses
Consultants and contractors	549,083
Directors’ fees	9,262
Foreign exchange loss	2,479
Interest and bank charges	468
Investor consulting	14,601
Marketing	1,327
Mineral property interests	53,181
Office and miscellaneous	38,033
Professional fees	32,609
Public Relations	11,459
Travel	7,697
Write-off of advances to Dutch Mining LLC (note 5)	394,373

Loss for the period	(1,114,572)

Deficit - beginning of the period	-

Deficit - end of period	(1,114,572)

Loss per shares - basic and diluted	$(0.09)

Weighted Average Number of Shares Outstanding	12,279,442

See notes to financial statements

Aultra Gold Inc.
(formerly Dutch Mining (Canada) Ltd.)
(An Exploration Stage Company)
Statement of Cash Flows
From inception on January 20, 2006 to September 30, 2006
(Stated in United States Dollars)

$

Cash flows from operating activities
Loss for the period	(1,114,572)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for mineral property	1
Shares issued for consulting services	123,883
Write-off of advances to Dutch Mining LLC	394,373
(596,315)
Decrease (increase) in:
Prepaids and advances	(2,284)
Amounts receivable	(2,563)
Accounts payable and accrued liabilities	69,793
Net cash used in operating activities	(531,369)

Cash flows from investing activities*
Advances and other investments	(397,862)
Cash used in investing activities	(397,862)

Cash flows from financing activities*
Share capital issued for cash	985,795
Share issuance costs	(20,830)
Net cash received from financing activities	964,965

Cumulative translation adjustment	429

Net increase in cash	36,163
Cash - beginning of period	-
Cash - end of period	36,163

*Supplemental Disclosure of Non-Cash Investing and Financing Activities

During the fiscal period ended September 30, 2006, the Company issued 1,500,000 of its common shares at a value of $123,883 for consulting services, issued 100,000 of its common shares at a value of $8,849 in exchange for 20,000 shares of Lomiko Resources Inc. and issued 20,000,000 of its common shares at a deemed value of $1 pursuant to the terms of a property acquisition agreement. (Refer to notes 3 and 7).

See notes to financial statements

Aultra Gold Inc.
(formerly Dutch Mining (Canada) Ltd.)
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity
From inception on January 20, 2006 to September 30,
(Stated in United States Dollars)

	Common Stock
	Number	Amount	Deficit Accumulated During the Exploration States	Cumulative Translation Adjustment	Total
		$	$	$	$
Balance, January 20, 2006
Shares issued for cash	2,990,001	1,088,403	-	-	1,088,403
Shares issued for public relations	100,000	44,244	-	-	44,244
Shares issued for investment	100,000	8,849	-	-	8,849
Shares issued for financing	400,000	35,395	-	-	35,395
Shares issued for Basin Gulch Mineral Interests	20,000,000	1	-	-	1
Share issue costs	-	(20,830)	-	-	(20,830)
Foreign exchange	-	-	-	429	429
Net loss for the year	-	-	(1,114,572)	-	(1,114,572)
Balance, September 30, 2006	24,490,000	1,156,062	(1,114,572)	429	41,919

See notes to financial statements

Aultra Gold Inc.
(formerly Dutch Mining (Canada) Ltd.)
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2006
(Stated in United States Dollars)

1.     Nature of Business

Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) (the “Company”) was incorporated on January 20, 2006 in Canada under the Canada Business Corporations Act.

The Company’s main business is acquiring and exploring gold and mineral properties principally located in Montana, USA, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale.

2.     Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses since inception on January 20, 2006. The Company has no revenues and no foreseeable future revenues. At September 30, 2006, the Company has $36,163 in cash available to fund operations.

The business of mining and exploration involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. These include the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development of these properties, and upon future profitable production or proceeds from disposition of mineral properties. Also, the Company will have to raise additional funds for future corporate and administrative expenses and to undertake further exploration and development of its mineral properties. While the Company has been successful at raising funds to date, there can be no assurance that it will be able to do so in the future.

3.     Significant Accounting Policies

Basis of Accounting

These financial statements are prepared in accordance with generally accepted accounting principles (“GAAP”) in United States. Summarized below are those policies considered particularly significant to the Company.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of any contingent assets and liabilities as at the date of the financial statements, as well as the reported amounts of revenues earned and expenses incurred during the period. Actual results could differ from those estimates.

Financial Instruments and Financial Risk

The Company’s financial instruments consists of cash, prepaid expenses, investments, accounts payable and accrued liabilities, the fair values of which approximate their carrying amounts due to the short-term nature of these instruments.

3.     Significant Accounting Policies (continued)

Cash

Substantially all of the Company’s cash is held by one bank located in Vancouver, BC, Canada. The Company does not believe that, as a result of this concentration, it is subject to any unusual financial risk beyond the normal risk associated with Commercial Banking relationships.

Investment in mining properties

Prospecting and exploration costs incurred in the search for new mining properties are charged to expense as incurred. Direct costs associated with the development of identified reserves are capitalized until the related geologic areas are either put into production, sold or abandoned. As of September 30, 2006 there were no geologic areas under production.

Loss per Share

Basic loss per share is computed by dividing loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Fully diluted loss per share is not disclosed as it is anti-dilutive.

Management’s Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Foreign Currency Exchange

The Company’s functional currency is the Canadian dollar, however for purposes of these financial statements the Company is reporting in United States dollars. The Company has translated into its reporting currency, expenses and cash flow using rates in effect at the dates of the transactions and assets and liabilities are translated using the exchange rate at the end of the period. All resulting exchange differences are reported as a separate component of shareholders’ equity.

Share Capital

Share capital issued for non-monetary consideration is recorded at an amount based upon fair market value as estimated by management.

Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No. 130). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. It includes all changes in equity during a period except from those resulting from investments by owners and distributions to owners.

Income taxes

Deferred Income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

3.     Significant Accounting Policies (continued)

Stock based compensation

The Company accounts for stock-based compensation in accordance with SFAS No. 123 for “Accounting for stock-based compensation” and related interpretations. The company currently has no stock options outstanding.

Asset retirement obligations

Asset retirement obligations requires recognition of a legal liability for obligations relating to retirement of property, plant and equipment, and arising from the acquisition, construction, development, or normal operation of those assets. Such asset retirement cost, must be recognized at fair value, when a reasonable estimate of fair value can be estimated, in the period in which it is incurred, added to the carrying value of the asset, and amortized into income on a systematic basis over its useful life.

As at September 30, 2006, the Company does not have any asset retirement obligations.

4.     Investment

Details are as follows:
	Number of shares	Market Value	Cost
		$	$
Lomiko Resources Inc. (formerly Lomiko Enterprises Ltd.)	20,000	8,849	8,849

This investment represents a minority interest of less than 10%.

5.     Advanced to Dutch Mining LLC

During the period ended September 30, 2006, the Company advanced $394,373 in cash and expenditures in order to acquire Dutch Mining LLC (“Dutch”) a private U.S. Company that owns the Gold Bug Mine Property in Oregon, U.S.A., that also required the issue of 5,000,000 of the company’s shares and paying $2,500,000. The company terminated its contract to acquire Dutch during the period and signed an agreement on October 19, 2006 that the amount of $400,000 is to be repaid by Dutch to the Company. This amount is unsecured, non-interest bearing and has no specific terms of repayment. The company has taken a full valuation allowance against this loan receivable. Refer to note 6.

6.     Related Party Balances and Transactions
Related party transactions are recorded at their cost, are non-interest bearing, unsecured and have no specific terms for repayment.

During the period ended September 30, 2006, the Company paid MB Primes Management Ltd. (“MB Primes”), a company with directors in common, $399,966 for management and office fees and as at September 30, 2006, the Company owes $22,210 for management fees and expense reimbursements. These amounts are included in accounts payable and accrued liabilities.

6.	Related Party Balances and Transactions (continued)

During the period, $26,960 was paid to the directors, of which $9,262 was in cash and $17,698 was by the issuance of 200,000 shares for services rendered.

The Company acquired its Basin Gulch Property from a private company, principals of whom were also common directors with the Company. Refer to Note 6.

The Company is owed $394,373 from Dutch Mining LLC, whose managing member was director of the Company. The Company has taken a full valuation allowance against the collectibility of this amount.

Refer to note 5.

7.     Mineral Property Interests

a) Basin Gulch Property
             Montana, USA

On May 31, 2006, the Company acquired Basin Gulch Property, consisting of eleven patented mineral claims of 217.9 acres, paid by the issuance of 20,000,000 shares of the Company. The share issuance has been recorded at the carrying costs of the property to the optionor, as the optionor is a related party to the company and as there has been no substantial change in ownership of the property by the optionors (nominal amount), who received 20,000,000 shares of the 24,490,001 shares outstanding of the Company.

The three-stage agreement is structured as follows:

Stage 1 initial payment:
The Company paid an initial cash payment of $10,000 and must fulfill the following:
i) on or before July 30, 2006 report all the exploration and studies conducted on the Property.

Stage 2 advance production royalties:
To further evaluate and develop the minerals, the Company must fulfill the following
i) on or before June 10, 2006, the Company must make a cash payment of $15,000 (paid);
ii) on or before September 10, 2006 the Company must make a cash payment of $25,000 (paid);
iii) the Company must make a cash payment of $50,000 due on March 10 and September 10 of each year until production has commenced.

Stage 3 production royalties:
Upon commencement of production, the Company will pay the greater of:
i) a twice annual cash payment of $50,000 due on March 10 and September 10 of each year;
ii) 3% of the gross sales receipts of the gold and silver sold, due semi-annually on March 10 and September 10 of each year;

Should production be suspended for a period of 6 months or longer, the twice annual advance production royalty of $50,000 listed above will resume.

Upon the completion of payments totalling US$8,000,000, the Company will have purchased the mineral rights to this property. In the current period, payments of $25,000 (paid) have be made, which satisfy this agreement.

8.	Share Capital

a)	Details of share capital are as follows:
Authorized: Unlimited common shares without par value
	Number of
	Shares	Amount
		$
Issued:
Balance - inception January 20, 2006	-	-
Shares issued to founder	1,000,000	44,244
Shares issued by private placement	2,890,001	1,044,159
Shares issued for financing	400,000	35,395
Shares issued for public relations	100,000	44,244
Shares issued for investment (Note 3 )	100,000	8,849
Shares issued for the Basin Gulch Property (Notes 6 and 7)	20,000,000	1
Share issuance costs	-	(20,830)
Balance - September 30, 2006	24,490,001	1,156,062

b)	The Company issued 2,890,001 common shares at price ranging from $0.10 to $0.75 in private placements for a total amount of $1,044,159, of which $58,364 was received subsequent to the statement date.
c)	Refer to note 10.

9.     Income Taxes

A reconciliation of income taxes at statutory rates is as follows:

2006
$
Net loss for the year	(1,114,572)

Expected income recovery	(380,069)
Net adjustment for deductible and non-deductible amounts	(1,421)
Valuation allowance	381,490
Total income taxes	-

The significant components of the Company’s future income tax assets are as follows:

2006
$
Future income tax assets:
Non-capital loss carryforwards	381,579
381,579
Valuation allowance	(381,579)
Net future tax assets	-

9.     Income Taxes (continued)

The Company has non-capital losses of approximately $1,119,000, which are available to reduce future taxable income in Canada and which expire in 2026. Subject to certain restrictions the Company also has mineral property expenditures of approximately $53,000 available to reduce taxable income in future years. The Company has not recognized any future benefit for these tax losses and resource deductions, as it is not considered likely that they will be utilized.

10.     Commitments

a)	The Company has a lease for premises which expires on October 31, 2008.

Minimum basic rent of CDN$2,750 per month is paid as follows:

		Amount
2007	CDN$	33,000
2008		33,000
2009		2,750
	CDN$	68,750

In addition to the basic rent, the Company is responsible for its proportionate share of property taxes and operating costs.

b)
By agreement dated February 15, 2006, the Company entered into a five-year consulting agreement with a company that has directors and officers in common. The monthly payments for general consulting services are CDN$55,000 and the flat fee for other disbursements is CDN$1,500. All payments relating to extra ordinary expenses, investor awareness program, media relations, and corporate identity program are based on actual cost plus 10%.

		Amount
2007	CDN$	678,000
2008		678,000
2009		678,000
2010		678,000
2011		226,000
	CDN$	2,938,000

The Company is also required to obtain comprehensive liability insurance of not less than CDN$5,000,000, automotive liability of not less than CDN$2,000,000, and professional liability insurance of not less than CDN$5,000,000. In addition, the Company is required to provide 90 day notice of renewal annually for subsequent one-year periods on the same terms and conditions as the original term. The Consultant may terminate the agreement at any time for any reason by providing written notice to the Company.

11.	Subsequent Events

In addition to items disclosed elsewhere in these notes, the following occurred during the period subsequent to September 30, 2006:

•	The Company issued 6,667 common shares at CDN$0.75 for a private placement.

•
On January 22, 2007, the Company entered into a Share Exchange Agreement with Aultra Gold Inc. (“AGI”), a company incorporated under the State of Nevada, USA, whereby AGI is to issue 24,496,668 shares to the Company’s shareholders in a share exchange whereby it will acquire all of the outstanding shares of the Company. The Company will become a wholly owned subsidiary of AGI, which is seeking to establish a quotation of its common stock under the Over the Counter Bulletin Board market.

12.   Recent Accounting Pronouncements

In May 2003, SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This standard established how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard becomes effective for any financial instruments entered into or modified after May 31, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material effect on its financial statements.

In April 2003, the FASB issued SFAS No.149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities under SFAS no. 133 “Accounting for Derivative Instruments and Hedging Activities” entered into after June 30, 2003. The Company does not expect the adoption of SFAS No. 149 to have a material effect on its financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46(“FIN 46”), “Consolidation of Variable Interest Entities”. This interpretation gives guidance that determines whether consolidation of a Variable Interest Equity is required and is effective for all variable interest entities with which the Company becomes involved beginning in February 2003, and all pre-existing entities beginning after June 15, 2003. The Company does not expect the adoption of FIN 46 to have a material effect on its financial statements.

In November 2002, the FASB issued SFAS interpretation No. 45 (“FIN 45”), its Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others”. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The initial recognition and measurement is to be applied on a prospective basis to guarantees issued or modified after December 31, 2005. Disclosure requirements are effective for financial statements of both interim and annual period that end after December 15, 2002. The Company has no guarantees to unaffiliated third parties and therefore the adoption of FIN 45 had no impact on its financial statements.

In June 2002, the FASB issue SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This standard addresses the recognition, measurement and reporting of costs that are associated with exit or disposal activities. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 had no impact on the Company’s financial statements.

Aultra Gold, Inc. (formerly New World Entertainment Corp.)

Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

For the Nine Months Ended September 30, 2006

Aultra Gold, Inc. (formerly New World Entertainment Corp.)

Index to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Page(s)

Introduction to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	1

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)	2

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)	3

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	4

Aultra Gold, Inc. (formerly New World Entertainment Corp.)

Introduction to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of Aultra Gold, Inc.'s (formerly New World Entertainment Corp.) (the “Company”) acquisition of Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) (“AGI”) (the “Exchange Transaction”) on our historical financial position and our results of operations. We have derived our historical financial data from our unaudited financial statements for the nine months ended September 30, 2006. We have derived AGI's historical financial data from its audited financial statements for the period from inception, January 20, 2006 through September 30, 2006, included elsewhere in this Form 8-K.

The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 assumes that the Exchange Transaction was consummated on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 assumes the Exchange Transaction was consummated on that date. The information presented in the unaudited pro forma condensed consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange Transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of the Company and AGI.

1

Aultra Gold, Inc. (formerly New World Entertainment Corp.)
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
(Amounts expressed in U.S. Dollars)

(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

Expressed in US Dollars

New World Aultra Gold
Entertainment Inc. Corp.

	September	September
	30,	30,
	2006	2006					Pro Forma
	(unaudited)	(audited)	2	3	4	5	Combined
ASSETS

Current assets
Cash	76	36,163			300,000	(50,000)	286,239
Accounts receivable	225	2,563					2,788
Share Subscription Receivable		58,364					58,364
Prepaids and advances		2,284					2,284
	301	99,374					349,675

Due from Bio Remediation Inc.		3,489					3,489
Investments	3,250,000	8,849	(3,250,000)				8,849

TOTAL ASSETS	3,250,301	111,712					362,013

LIABILITIES

Current liabilities
Accounts payable	26,641	69,793					96,434

Long-term liabilities
Loans	3,250,000	-		(3,250,000)			0
TOTAL LIABILITIES	3,276,641	69,793					96,434

EQUITY

Share capital	82,233	1,156,062			300,000		1,538,295
Adjustment	5,100	429					5,529
Retained earnings	(113,673)	(1,114,572)				(50,000)	(1,278,245)
	(26,340)	41,919					265,579
	3,250,301	111,712					362,013

2

Aultra Gold, Inc. (formerly New World Entertainment Corp.)
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(Amounts expressed in U.S. Dollars)

AULTRA GOLD, INC. (FORMERLY NEW WORLD ENTERTAINMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

Expressed in US Dollars

New World Aultra Gold
Entertainment Inc. Corp.

	September	September
	30,	30,
	2006	2006					Pro Forma
	(unaudited)	(audited)	2	3	4	5	Combined

Revenue	131	-					131

Expenses
Operating Costs	34,575	648,611				50,000	683,186
Mining Development & Exploration	9,240	53,181					62,421
Foreign Exchange Loss		2,479					2,479
Other operating & admin	19,883	15,928					35,811
Total Expenses	63,698	720,199					783,897

Income before income Taxes	(63,567)	(720,199)					(783,766)

Write-off of advances to Dutch LLC		(394,373)					(394,373)

Net Income	(63,567)	(1,114,572)					(1,178,139)

Retained earnings
Balance-beginning of period	(50,106)	-					(50,106)
Less: dividends paid		-
Balance-end of period	(113,673)	(1,114,572)					(1,228,245)

* Average tax rate 20%

3

Aultra Gold, Inc. (formerly New World Entertainment Corp.)

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(Amounts expressed in U.S. Dollars)

1
On January 22, 2007 Aultra Gold, Inc.'s (formerly New World Entertainment Corp.) (the “Company”) entered into a Share Exchange Agreement with Aultra Gold Inc. (formerly Dutch Mining (Canada) Ltd.) (“AGI”), pursuant to which the Company shall be required to issue 24,496,668 shares of its Common Stock to the AGI shareholders (“the Consideration Shares”) and there will be approximately a total of 106,730,001 shares of Common Stock issued and outstanding subsequent to the acquisition of AGI.

2	To eliminate the Investment of the Company upon closing of the Exchange Transaction.

3	To eliminate the Loan of the Company upon closing of the Exchange Transaction.

4	To reflect the Company entering into Private Placement Agreement with 555 Holdings LLC, whereby it sold 200,000 units to 555 Holdings LLC at a price of $1.50 per Unit, for gross proceeds of $300,000.

5	To account for consulting fees.

4